UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2011

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.           Regulation FD Disclosure

On April 1, 2011, Tutor Perini Corporation (the "Company") completed the purchase of all of the outstanding capital stock of Anderson Companies ("Anderson"), the parent company of Roy Anderson Corporation, Harrell Contracting Group, LLC and Brice Building Company, LLC, a Delaware corporation (the "Acquisition"), pursuant to the terms of a Stock Purchase Agreement, dated April 1, 2011, by and among the Company, Anderson and Roy Anderson, III, the sole shareholder of Anderson (the "Shareholder").

The aggregate purchase price was $64.6 million (subject to a post closing net worth adjustment).  Additionally, the Shareholder is entitled to additional consideration in the form of an earn-out capped at an aggregate of $16.2 million based on Anderson's performance over the next three years.

On April 4, 2011, the Company issued a press release announcing the closing of the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.           Financial Statements and Exhibits

(d)	Exhibits.

99.1 Press Release of Tutor Perini Corporation dated April 4, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2011	Tutor Perini Corporation

By: /s/Kenneth R. Burk

Kenneth R. Burk
Executive Vice President and Chief Financial Officer